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                                                                    EXHIBIT 99.1

                                 PRESS RELEASE

                                               Contact:   David S. Hickman
                                               Telephone: (517) 423-1700
                                               Date:      March 15, 2004

                                               FOR IMMEDIATE RELEASE


   UNITED BANCORP, INC., ANNOUNCES CASH DIVIDEND AND DECLARES STOCK DIVIDEND

         TECUMSEH -- The board of directors of United Bancorp, Inc., parent company of United Bank & Trust and United Bank & Trust -- Washtenaw, has declared a first quarter cash dividend of 34 cents per share, payable April 30, 2004, to shareholders of record April 9, 2004.

         In addition, the board declared a 5% stock dividend on the 2,235,805 shares outstanding, payable on May 28, 2004, to shareholders of record May 3, 2004. Fractional shares will not be issued, but will be paid in cash at a rate of $65.50 per share.
























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